UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FARMERS & MERCHANTS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FARMERS & MERCHANTS BANCORP, INC.

307 North Defiance St.

Archbold, Ohio 43502

(419) 446-2501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

April 17, 2014

To Our Shareholders:

Notice Is Hereby Given that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Company”), will be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 17, 2014 at 7:00 P.M. (local time), for the following purposes:

1.	Election of Directors—To elect the following thirteen (13) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2015:

Dexter L. Benecke	Jack C. Johnson	Kevin J. Sauder
Eugene N. Burkholder	Marcia S. Latta	Paul S. Siebenmorgen
Steven A. Everhart	Steven J. Planson	Steven J. Wyse
Darryl L. Faye	Anthony J. Rupp
Jo Ellen Hornish	James C. Saneholtz

2.	An advisory vote to approve the executive compensation programs of the Company.

3.	An advisory vote on the appointment of the independent registered public accounting firm, BKD, LLP.

4.	Other Business—To transact any other business which may properly come before the meeting or any adjournment of it.

The Board of Directors has fixed the close of business on March 4, 2014 as the record date for determination of shareholders who are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio
March 18, 2014

If the enclosed proxy statement and annual report are being delivered to two or more security holders who share the same address, and the security holders sharing the same address each desires to receive a proxy statement and annual report, or if there is more than one copy of the proxy statement and annual report being delivered to security holders who share the same address, and it is preferred to receive a single copy of such proxy statement and annual report, please notify Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc. This request should be in writing addressed to Ms. Huber at Farmers & Merchants Bancorp, Inc., 307 North Defiance St., Archbold, Ohio 43502. If you have questions, please contact Ms. Huber by telephone at 419-446-2501.

[Remainder of this page intentionally left blank]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDERS MEETING TO BE HELD ON APRIL 17, 2014

The proxy statement and annual report to security holders are available at:

http://www.fm-bank.com/proxy(5755)fm2013/fm_info.cfm

The following items are available at the specified web site:

•	The proxy statement being issued in connection with the 2014 Annual Meeting of Shareholders;

•	The Company’s 2013 Annual Report to Shareholders;

•	The form of proxy for use in connection with the 2014 Annual Meeting of Shareholders; and

•	The Company’s 2013 10-K Report.

Your vote is important. Even if you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or follow the voting instructions for internet or telephone voting enclosed if you are a shareholder of record.

New York Stock Exchange and SEC rules govern how shares held in brokerage accounts may be discretionarily voted by brokers in director elections and other matters. If you do not direct your broker on how to vote your shares on proposals one through three, your brokerage firm may not vote them for you, and your shares will remain un-voted.

Therefore, if you hold shares in one or more brokerage accounts, it is very important that you direct your broker on how to vote your shares for all proposals including the election of directors.

A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

You have the right to revoke your proxy and vote in person at the meeting if you so choose. Please contact Ms. Lydia A. Huber, Secretary of the Company at (419) 446-2501 if you would like information on how to obtain directions to be able to attend the meeting, and vote in person or if you have any additional questions.

The Proxy Statement, proxy card and Farmers & Merchants Bancorp, Inc. 2013 Annual Report will be mailed to shareholders commencing on or about March 18, 2014.

FARMERS & MERCHANTS BANCORP, INC.

Proxy Statement

for

Annual Meeting of Shareholders

April 17, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation (“Company”), to be used at the Annual Meeting of Shareholders of the Company, to be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 17, 2014 at 7:00 P.M. (local time), and at any adjournments thereof, pursuant to the accompanying Notice of Meeting.

General Information about the Meeting and Voting Securities and Procedures

Who may vote at the meeting?

The Board of Directors has fixed the close of business on March 4, 2014 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. Subject to your right to vote cumulatively in the election of directors, if properly implemented, you are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name; and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The Company’s Code of Regulations generally provides that shareholders present in person or by proxy at any meeting shall constitute a quorum for purposes of holding the meeting and conducting business. On the record date there were 4,638,438 shares of the Company’s common stock, without par value (“Common Stock”) outstanding, of which 31,890 shares are subject to restricted stock grants, the holders of which shares are entitled to vote such shares. Each of the holders of the outstanding shares and restricted stock grants totaling 4,638,438 shares are entitled to one vote per share, subject to the right to vote cumulatively in the election of directors, if properly implemented. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

What proposals will be voted on at the meeting?

There are three proposals scheduled to be voted on at the meeting which includes the election of directors of the Company, an advisory vote to approve the executive compensation programs of the Company and an advisory vote on the selection of our independent registered accounting firm.

Who is requesting my vote?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiary may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Company.

How many votes are required to approve each proposal?

Proposal One:

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 13 nominees who receive the largest number of “FOR” votes cast will be elected as directors. Many of the Company’s shareholders hold their shares in “street name”—in the name of a brokerage firm. If you hold your shares in “street name,” please note that your brokerage firm can no longer vote them for you in the absence of your instructions with respect to the election of directors. As a result, unless you direct your broker on how to vote your shares with respect to all proposals, at the Annual Meeting, your shares will remain un-voted pursuant to NYSE Rule 452. The Board of Directors urges you to read the Proxy statement carefully and then vote your shares for the Annual Meeting.

The laws of Ohio, under which the Company is incorporated, and the Company’s Articles of Incorporation provide that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors, that he desires that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses in voting for directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders will not be entitled to exercise cumulative voting unless at least one shareholder properly notifies the Company of their desire to implement cumulative voting at the Annual Meeting. The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

Proposal Two:

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Two, a non-binding advisory vote on the executive compensation programs. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Two are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

Proposal Two, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse the Company’s executive compensation programs.

A shareholder may:

•	Vote “FOR” the proposal

•	Vote “AGAINST” the proposal

•	Abstain from voting on the proposal

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal Three:

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Three, a non-binding advisory vote on the appointment of the independent registered public accounting firm. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Three are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

Proposal Three, gives you, as a shareholder, the opportunity to endorse or not endorse the Company’s appointment of the independent registered public accounting firm.

A shareholder may:

•	Vote “FOR” the proposal

•	Vote “AGAINST” the proposal

•	Abstain from voting on the proposal

Because your vote is advisory, it will not be binding upon the Board.

How are shares voted?

If the accompanying proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein, and FOR the approval of executive compensation programs. Your shares will also be voted in the discretion of the proxy committee for any other business, and FOR the ratification of the Company’s accountants to approve the Company’s independent registered public accounting firm.

If your shares are held by a broker, your broker is not permitted to vote on your behalf for any proposal. For your vote to be counted in the election of directors, and the non-binding advisory vote on executive compensation programs, and for the approval of the Company’s independent registered public accounting firm, you must communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” all of the director nominees listed in Proposal One. The Board also recommends that you vote “FOR” Proposal Two and “FOR” Proposal Three. In the absence of instruction, the proxy will be voted “FOR” the election of the management director nominees listed in the Proxy Statement, “FOR” Proposal Two, and “FOR” Proposal Three, and in the discretion of the proxy committee for any other business that properly comes before the meeting.

How do I vote my shares without attending the meeting?

Whether you hold shares directly or in “street name”, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy as follows:

•	By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

•	By Phone – You may vote by phone by calling 1-855-847-1313 and following the instructions given.

•	By Internet – You may vote by internet by going to the following web site, following the instructions given and entering the requested information on your computer screen: https://www.rtcoproxy.com/fmao

Your vote by phone or internet is valid as authorized by the Ohio General Corporation Law.

For shares held in “street name”, you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed. Under NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares in regard to the election of directors.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by mail, phone or internet so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting:

•	If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.

•	If you hold your shares in “street name”, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring the proxy (for record holders) or proof of beneficial ownership (for “street name” holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity to the meeting.

What does it mean if I receive more than one proxy?

It likely means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy.

May I change my vote?

Yes. The proxy may be revoked at any time before it is voted by written notice to the Company prior to the start of the meeting, and any shareholder attending the meeting may vote in person whether or not he has previously submitted a proxy.

When will the proxy and annual report be mailed to shareholders?

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Company’s shareholders on or about March 18, 2014.

How may I view the proxy and annual report electronically?

You may access the reports by going to our website at the following address:

http://www.fm-bank.com/proxy(5755)fm2013/fm_info.cfm

How Many Shares are Owned by Directors and Executive Officers?

All directors and executive officers of the Company as a group (comprised of 17 individuals), beneficially held 252,432 shares of the Company’s common stock as of January 31, 2014, representing 5.44% of the outstanding common stock of the Company.

PROPOSAL ONE

Election of Directors and Information Concerning Directors and Officers

The Code of Regulations of Farmers & Merchants Bancorp, Inc. provides that the number of directors to be elected at the Shareholder Meeting will be determined by the vote of the shareholders, but shall not be less than nine or greater than twenty. Currently, the number of directors is set at thirteen. Set forth below, as of the record date, is information concerning the nominees for the election to the Board of Directors. The following persons have been nominated as directors by the Board of Directors upon the recommendation of the Company’s Corporate Governance and Nominating Committee to serve until the Annual Meeting of shareholders in 2015:

			Year First
		Principal Occupation or	Became
Name	Age	Employment for Past Five Years	Director
Dexter L. Benecke	71	President, Freedom Ridge, Inc.	1999

Eugene N. Burkholder	61	President, Falor Farm Center, Inc.	2012

Steven A. Everhart	59	Self Employed	2003

Darryl L. Faye	68	Retired CFO in Healthcare Industry	2012

Jo Ellen Hornish(1)	59	CEO Hornish Bros, Inc. / Fountain City Leasing, Inc. / Advantage Powder Coating, Inc.	2013

Jack C. Johnson	61	President, Hawk’s Clothing, Inc.	1991

Dr. Marcia S. Latta	52	Vice President / Division of University Advancement / University of Findlay	2009

Steven J. Planson	54	President, Planson Farms, Inc.	2008

Anthony J. Rupp	64	President, Rupp Furniture Co.	2000

James C. Saneholtz	67	President, Saneholtz-McKarns, Inc.	1995

Kevin J. Sauder	53	President, Chief Executive Officer, Sauder Woodworking Co.	2004

Paul S. Siebenmorgen	64	President and CEO of the Corporation and The Farmers & Merchants State Bank	2005

Steven J. Wyse	69	Private Investor	1991

(1)	Ms. Hornish was appointed to the Board of Directors of the Company and The Farmers & Merchants State Bank effective July 19, 2013.

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company’s Code of Regulations, the thirteen nominees receiving the greatest number of votes will be elected as directors. The attached form of proxy grants to the persons listed in such proxy the right to vote shares cumulatively in the election of directors if a shareholder properly implements cumulative voting.

Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted in favor of each nominee for election to the Board of Directors unless otherwise instructed by the shareholder. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 13 nominees who receive the largest number of “FOR” votes cast will be elected as directors. Abstentions from voting and broker non-votes, if any, on Proposal One will have no effect on outcome of the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO SHAREHOLDERS THE ELECTION OF THE ABOVE-LISTED PERSONS AS DIRECTORS FOR THE COMPANY.

The following table sets forth certain information with respect to the executive officers of the Company and the Bank:

		Officer	Positions and Offices Held With Company and the
Name	Age	Since	Bank & Principal Occupation Held Past Five Years
Paul S. Siebenmorgen	64	2004	President and CEO (“PEO”)(1)

Barbara J. Britenriker	52	1992	Executive Vice President and Chief Financial Officer (“PFO”)(1)

Todd A. Graham	63	2008	Executive Vice President & Chief Lending Officer

Edward A. Leininger	57	1981	Executive Vice President and Chief Operating Officer

Rex D. Rice	55	1984	Executive Vice President and Senior Commercial Banking Director

(1)	The designation PEO means principal executive officer and PFO means principal financial officer under the rules of the SEC.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned at March 4, 2014 by each director and nominee, and all directors and executive officers as a group. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns more than five percent of the Company’s common stock.

Beneficial Ownership of Nominees for Director and Named Executive Officers	Amount of Shares of Common Stock Beneficially Owned		Percent of Total
Directors:
Dexter L. Benecke	8,922	(1)	0.19%
Eugene N. Burkholder	9,313	(2)	0.20%
Steven A. Everhart	10,618	(3)	0.23%
Darryl L. Faye	1,200	(4)	0.03%
Jo Ellen Hornish	1,400	(5)	0.03%
Jack C. Johnson	1,575		0.03%
Marcia S. Latta	1,396		0.03%
Steven J. Planson	4,950	(6)	0.11%
Anthony J. Rupp	15,878	(7)	0.34%
James C. Saneholtz	6,900		0.15%
Kevin J. Sauder	4,756	(8)	0.10%
Paul S. Siebenmorgen	23,134	(9)	0.50%
Steven J. Wyse	120,164	(10)	2.59%

Execuitve Officers (other than Mr. Siebenmorgen who is noted above):

Barbara J. Britenriker	5,604	(11)	0.12%
Todd A. Graham	2,412	(12)	0.05%
Edward A. Leininger	28,135	(13)	0.61%
Rex D. Rice	6,075	(14)	0.13%
Directors and Executive Officers as a Group (17 persons)	252,432		5.44%

(1)	Includes 6,519 shares of common stock held in a trust, of which Mr. Benecke is one of the trustees, 711 shares of common stock owned jointly with Mr. Benecke’s spouse and 1,692 shares of common stock owned by his spouse.
(2)	Includes 3,177 shares of common stock owned by Mr. Burkholder’s spouse in trust of which he is the trustee, and 6,136 shares of common stock held in his individual trust.
(3)	Includes 10,618 shares of common stock owned jointly with Mr. Everhart’s spouse.
(4)	Includes 1,200 shares of common stock owned jointly with Mr. Faye’s spouse.
(5)	Includes 1,400 shares of common stock owned jointly with Ms. Hornish’s spouse.
(6)	Includes 1,409 shares of common stock owned jointly with Mr. Planson’s spouse, 2,219 shares of common stock held in his individual trust, 1,042 shares of common stock owned individually by Mr. Planson, and 280 shares of common stock owned individually by Mr. Planson’s spouse.
(7)	Includes 7,839 shares of common stock owned individually by Mr. Rupp’s spouse.
(8)	Includes 2,378 shares of common stock owned by Mr. Sauder’s spouse in trust.
(9)	Includes 6,815 shares of common stock owned jointly by Mr. Siebenmorgen with his spouse, 3,700 shares owned by a church of which Mr. Siebenmorgen serves on the endowment committee (of which Mr. Siebenmorgen disclaims beneficial ownership), and 3,000 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 1,000 shares which will vest on 8/19/14, 1,000 shares which will vest on 8/17/15, and 1,000 shares which will vest on 8/16/16.
(10)	Includes 57,747 shares of common stock owned by Mr. Wyse’s spouse in trust and 6,269 shares of common stock owned in trusts of which Mr. Wyse is co-trustee, and 56,148 shares held by his individual trust.
(11)	Includes 4,079 shares of common stock owned jointly with Ms. Britenriker’s spouse and 1,525 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 525 shares which will vest on 8/19/14, 500 shares which will vest on 8/17/15, and 500 shares which will vest on 8/16/16.
(12)	Includes 1,002 shares of common stock owned jointly with Mr. Graham’s spouse and 1,410 shares representing restricted stock awards pursuant to the Company’s Long Term Incentive Plan, 410 shares which will vest 8/19/14, 500 shares which will vest on 8/17/15, and 500 shares which will vest on 8/16/16.
(13)	Includes 7,170 shares of common stock owned jointly with Mr. Leininger’s spouse, 19,440 shares for which he has Power of Attorney, and 1,525 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 525 shares which will vest on 8/19/14, 500 shares which will vest on 8/17/15, and 500 shares which will vest on 8/16/16.
(14)	Includes 4,665 shares of common stock owned jointly with Mr. Rice’s spouse and 1,410 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 410 shares which will vest on 8/19/14, 500 shares which will vest on 8/17/15, and 500 shares which will vest on 8/16/16.

Committees of the Board of Directors

The following table summarizes the membership of the Board of Directors as of December 31, 2013 and each of its committees, and the number of times each met during 2013.

	Board	Audit Committee	Compensation Committee	Governance And Nominating Committee
Dexter L. Benecke	Member	Member	Member
Eugene N. Burkholder	Member
Steven A. Everhart	Member	Chair	Member
Darryl L. Faye	Member	Member
Jo Ellen Hornish(1)	Member
Jack C. Johnson	Chair		Member	Member
Marcia S. Latta	Member			Chair
Steven J. Planson	Member
Anthony J. Rupp	Member			Member
James C. Saneholtz	Member	Member
Kevin J. Sauder	Member		Chair
Paul S. Siebenmorgen	Member
Steven J. Wyse	Vice Chairman		Member	Member
Number of Meetings in 2013	7	8	4	3

(1)	Ms. Hornish became a member of the Board of Directors effective July 19, 2013.

The directors of Farmers & Merchants Bancorp, Inc. are also the directors of The Farmers & Merchants State Bank. The Company’s Board of Directors met 7 times during 2013 whereas the Board of Directors of the Bank met 12 times in 2013.

During 2013, each director attended 75% or more of the total meetings of the Board and the committees on which they served (held during the period that each served as a director) of the Company and Farmers & Merchants State Bank, the primary operating subsidiary of the Company.

The Compensation Committee is responsible for establishing salary levels and benefits for its executive officers. In determining the compensation of the executive officers of the Company’s subsidiary, the subsidiary has sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.

The Company has a Corporate Governance and Nominating Committee, which is responsible for recommendations to the full Board of Directors of candidates to serve as Director of the Company and the Bank, and to suggest any proposed amendments to the Company’s Articles of Incorporation, Code of Regulations and other corporate governance policies.

The Company also has an Audit Committee established in accordance with 15 U.S.C. 78c (a) (58) (A). The function of the Audit Committee is to review the adequacy of the Company’s system of internal controls, to investigate the scope and adequacy of the work of the Company’s independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Company’s independent public accountants.

Corporate Governance

Starting in 2003, the Company reviewed its corporate governance policies as a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company decided to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in an efficient and ethical manner.

In consideration of the size, complexity, and nature of the Company’s business, the Board of Directors and Corporate Governance and Nominating Committee have chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure. The Board Chairman is a non-employee, outside director who is not directly involved with the daily operations of the Company. Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors. The President and Chief Executive Officer is a bank insider providing management and leadership for ongoing operations of the Company who is also accountable to the Board of Directors. Succession plans exist for the Board Chairman and President and Chief Executive Officer, as well as Vice Chairman of the Board, Vice President of the Board and all the Executive Officers of the Bank.

Committee Charters and Board Independence

The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The members of each of these three committees are currently, and under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ. Further, the Board of Directors has determined that under the NASDAQ “independence” standards, a majority of the members of the Board of Directors are currently independent. In reviewing the independence of members, the Board of Directors took into account the transactions disclosed under the caption Director Independence and Related Party Transactions appearing in this proxy. In making this determination, the Board has concluded that a majority of the members of the Board have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Copies of the charters for each of these committees are available on the Bank’s website (www.fm-bank.com), and are available upon request from the Company. Shareholders desiring a paper copy of one or all of the charters should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a committee comprised entirely of “independent directors.” The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.

A copy of the Company’s Code is available on the website of the Bank (www.fm-bank.com). In addition, a copy of the Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark Code of Business Conduct and Ethics on the outside of the envelope containing the request.

Nominations for Members of the Board of Directors

As noted above under “Corporate Governance”, the Company has a Corporate Governance and Nominating Committee. The current members of the committee all are “independent directors” (as defined by NASDAQ). The Corporate Governance and Nominating Committee has developed a policy regarding the consideration of nominations for directors by shareholders. The policy is posted on the Bank’s website for review by shareholders. As outlined in its policy, the Corporate Governance and Nominating Committee will consider nominations from shareholders, although it does not actively solicit such nominations. Proposed nominations should be addressed to Chairman of the Corporate Governance and Nominating Committee of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board. The identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives at the time a vacancy occurs on the Board or as anticipated retirement dates approach. In evaluating candidates, the committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, occupation, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. In addition, attributes such as place of residence and geographic markets represented, age, gender, involvement and visibility in the counties and communities represented by the Company’s current and future geographic footprint, and relationships with the Company and the Bank are given consideration. Other than the foregoing, there are no stated minimum criteria for nominees, although the committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of an individual’s business and civic experience in leadership positions, as well as their ties to the Farmers & Merchants Bancorp, Inc.’s markets. The Board of Directors completed a Board Performance Survey and determined all current directors were eligible for nomination in the ensuing year. Consideration was also given to anticipated retirement dates and other events that might affect a director’s continued service.

As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Farmers & Merchants Bancorp, Inc.’s markets. Board members are individuals with knowledge and experience who reside in, serve and represent the Company’s geographic footprint throughout the counties and communities served, as well as the broader region. Current board representation provides a background in accounting, auditing, agriculture, construction, finance, fund raising, manufacturing, retail, commercial, and education. The expertise of these individuals covers accounting and financial reporting, corporate management and leadership, professional development, strategic planning, business acquisitions, marketing, human resources and employee relations, retail sales, small business operations, and family farm operations. In addition, gender and generational attributes further broaden the diversity of the full Board of Directors. What follows is a brief description of the particular experience and qualifications of each member of the Company’s Board of Directors.

Dexter L. Benecke

•	Mr. Benecke is a business entrepreneur who has owned and operated several different companies, which were involved in various types of manufacturing lines; provided a truck brokerage and dump truck service; and managed commercial real estate. His ownership and management experience provide an entrepreneurial perspective regarding small business management, manufacturing operations, and human resource management. He offers knowledge and insight regarding the evaluation of manufacturing operations and business relationships; accounting practices; business finances; and business development. Mr. Benecke is Vice President of the Board of Directors, Chairman of the Loan Review Committee, as well as a member of the Audit Committee, the Executive Committee, and the Compensation Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Benecke served on the Bank’s Archbold Advisory Board. A life-time resident of Henry County, Ohio, Mr. Benecke graduated from Ridgeville High School, Ridgeville Corners, Ohio, and received a degree in Business Administration from International Business College. He is actively involved in the local community currently serving as treasurer of the Henry County Fire Training Commission, as well as serving on the Henry County Community Improvement Corporation of Henry County, Ohio Tax Incentive Review Council. Mr. Benecke is a member of the Henry County First Investigators Association. After serving for 21 years, he retired from the Henry County Local Emergency Planning Committee. Having served as the Chief of the Ridgeville Township Fire Department for 20 years, he is now a retired Chief. He formerly served as the Secretary/Treasurer of the Henry County Fire Chiefs Association and is now an Honorary Member of the Association. He is also a former member of the Ohio Contractors Association, and a past member of the Henry County Hospital Fundraising Committee.

Eugene N. Burkholder

•	Mr. Burkholder owns and manages Falor Farm Center, Inc., a large, independent agricultural retail fertilizer, chemical and seed company. His involvement with Falor Farm Center, Inc. spans over 35 years. He is part owner and member of Black Swamp Equipment, LLC, Burkholder Farms, LLC, and owner of JRBC Properties, LLC. He is also a cash grain farmer. Through his business relationships, he is knowledgeable of the markets covering Fulton, Defiance, Lucas, Henry, and Wood Counties in Ohio and Lenawee County, Michigan. These are the same areas where our potential customer base is growing and expanding. His induction into the Fulton County Agricultural Hall of Fame in 2011 attests to the depth of his agricultural involvement. He is a current member of the Fulton County Agricultural Society and Ohio Agricultural Business Association.

With his involvement in multiple companies, he also brings an understanding of the concerns and operations of small business. He is a current member of NFIB (National Federation of Independent Businesses), the Ohio Chamber of Commerce and also serves on the Pike-Delta-York School’s Financial Advisory Board. Mr. Burkholder is a member of the Loan Review Committee.

Mr. Burkholder is familiar with the workings of the Bank as he previously served on the Bank’s Delta Advisory Board. He graduated from Ohio State University with a Bachelor of Science in Agronomy specializing in soil fertility. A graduate of Wauseon High School, he previously worked for Fulton County Soil & Water Conservation Society and taught Vocational Agriculture at Stryker Local Schools in Stryker, Ohio.

Steven A. Everhart

•	Mr. Everhart is the Board of Directors’ designated financial expert providing financial expertise to the board structure. As a Certified Public Accountant, Mr. Everhart worked for Ernst & Young, a large international accounting firm. His experience in public accounting included external bank audits and involvement with large corporate mergers and acquisitions. Currently, Mr. Everhart has a consulting business focused on business development and accounting services. He was the long-time Secretary/Treasurer and board member of a multi-state construction group that specialized in highway contracting, bridge building, steel erection, commercial and industrial construction, as well as environmental remediation. His professional duties included all financial activities and financial reporting, audit preparation, budgeting, compensation reviews, and knowledge of government regulatory requirements. He brings extensive accounting and financial expertise with a sound understanding of accounting principles and practices; experience in preparing, analyzing, and evaluating financial statements; knowledge of internal controls and procedures for financial reporting; as well as insight on audit committee functions. Mr. Everhart is Chairman of the Audit Committee and a member of the Compensation Committee and the Loan Review Committee.

A graduate of the University of Cincinnati with a Bachelor of Arts degree in Business Administration, Mr. Everhart is a long-term resident of Northwest Ohio. His current memberships include the Construction Financial Management Association and the Ohio Society of Certified Public Accountants.

Darryl L. Faye

•	Recently retired from Cameron Memorial Hospital in Angola, Indiana, where he served as Chief Financial Officer since 2006, Mr. Faye had responsibilities for all financial reporting, budgets, strategic planning, audits, accounting, bond issuance, credit and collections, and Business Office functions. He also served on the Board of the Cameron Hospital Foundation. He has worked in healthcare for over 40 years, including serving as Corporate Controller for the twenty-one hospitals of the Shriners Hospitals for Crippled Children system, which included asset management of donated and willed properties; involving farms and related mineral rights, as well as other real estate. His healthcare financial experience also included positions at Northwestern Memorial and Michael Reese Hospitals and several other for-profit and non-profit hospitals in the Chicago area. Relocating from Chicago to central Illinois, he was the Vice President of Finance at Iroquois Memorial Hospital in Watseka, Illinois for 14 years. While in that capacity, he also served on the Boards of the Iroquois Development Association and the Iroquois County Historical Society and was the Finance Officer of the local American Legion Post. Due to his involvement in the healthcare industry, Mr. Faye can offer guidance on healthcare-related matters and brings financial and accounting expertise to the Board. He serves as a member of the Audit Committee.

Mr. Faye proudly served in the US Army, spending time in Vietnam where he earned a Bronze Star as a combat infantryman in the First Infantry Division. After completing part-time studies at Northwestern and Loyola Universities in Chicago, he completed his Bachelor of Arts degree in Business Administration at Lewis University, a Catholic liberal arts college in Romeoville, Illinois. He was a Board Member for Junior Achievement serving primarily in a fund-raising capacity for Steuben County, Indiana. While living in Chicago, he was a volunteer head coach of a junior high basketball program for 14 years. While living in Iroquois County, Illinois, he continued coaching basketball, this time at the high school level.

Jo Ellen Hornish

•	Ms. Hornish is the President and CEO of several Defiance area companies. She oversees the day-to-day strategic and financial operations of Hornish Bros., Inc., Fountain City Leasing, Inc., Advantage Powder Coating, Inc., OneSource Diversified Services, Ltd., and Hornish Properties, LLC. Hornish Bros., Inc. is a trucking company purchased in 1984 which has common and contract authority in 48 states and Canada. It has been recognized as an eight-time General Motors Worldwide Supplier of the Year. Fountain City Leasing, Inc. is a privately-owned business with over 120 trucks and 600 trailers leased to Hornish Bros., Inc. and employs over 115 drivers, office, and shop employees. Advantage Powder Coating, Inc. was formed to powder coat iron castings for the automotive community, with a line capacity to process over 100,000 pounds of castings per hour. Advantage Powder Coating, Inc. has expanded its services to include impregnation, feddling, inspection, and other foundry related services. OneSource Diversified Services, Ltd. supplies rental properties and buildings for vendors providing services to automotive companies. Hornish Properties, LLC is a holding company for farmland and real estate. Due to her corporate leadership and involvement in the automotive and transportation industries, Ms. Hornish can provide guidance to the Board on corporate management and matters relating to the automotive industry and transportation industry.

Ms. Hornish is also a managing member of the Sam Hornish Jr. Foundation and is responsible for gifting which includes many local and national charities. Area recipients include the Sam Hornish Family Heart Center at Defiance Regional Hospital, the Defiance Senior Center, Defiance Christmas for Kids, Sam Hornish Family Youth Lounge at the Defiance YMCA, Sam Hornish Family Fitness Room at Tinora High School, Sam Hornish Family Chapel at the Defiance Hospice Center, and the Browning Masonic Community Alzheimer Unit at Waterville. National charities include Feed the Children, Wounded Warrior Project, USO, St. Jude Children’s Research Hospital, and the Shriners Hospital for Children.

Born and raised in the Milwaukee, Wisconsin area, Ms. Hornish relocated to Northwest Ohio over 35 years ago. She currently resides near Defiance, Ohio Her memberships include the American Trucking Association, Ohio Trucking Association, and the Northern Ohio Minority Supplier Development Council.

Jack C. Johnson

•	Mr. Johnson has 39 years’ experience in running an independent retail clothing business. His background and experience encompasses the various aspects of running a small retail business including accounting principles and practices, purchasing, retail sales, marketing, human resource management, and taxes. He brings valuable insight regarding small retail business operations; retail marketing and sales of products and services to consumers; and consumer buying habits and trends during various economic cycles. Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Johnson served on the Bank’s Bryan Advisory Board. Mr. Johnson is Chairman of the Board of Directors and the Executive Committee and is a member of the Corporate Governance & Nominating Committee, the Compensation Committee, and the Loan Review Committee.

Mr. Johnson graduated from Ohio State University with a Bachelor of Science degree in Business Administration specializing in marketing. A life-time resident of Williams County, Ohio, he is a member of the Bryan Chamber of Commerce and former board member representing the retail division. In addition, he is a member and former president of the Bryan Retail Merchants Association, a graduate of the Hagger Business School, a member of the Men’s Apparel Guild of California, and a member of the Action Sports Retailing Group. Annually, Mr. Johnson attends a trade show called Surf Expo which provides educational seminars offering guidance and advice on current retailing and marketing ideas. Recent seminars addressed secrets of successful retailers; tips, trends and techniques for the new era of merchandising; and effective email strategies for retailers. Mr. Johnson is a former member of The Doneger Group, a fashion merchandising and consulting group providing apparel retailers with merchandising information and trend analysis for the apparel market segments.

Marcia S. Latta

•	Dr. Marcia Latta serves as Vice President for Advancement at the University of Findlay where she oversees fundraising, alumni and parent relations, community outreach, and the nationally-known Mazza Museum. Prior executive experience includes serving as Vice President for Advancement at DePauw University where she organized and launched a $250 million campaign and more than doubled funds raised, and as the Bowling Green State University Foundation Vice President and Campaign Director for BGSU’s Building Dreams Centennial Campaign which resulted in nearly $150 million raised – the largest fundraising effort in Northwest Ohio history. Dr. Latta is a frequent presenter across the nation and internationally on development and board governance issues. She began her career as a congressional aide on Capitol Hill and then did volunteer work in Costa Rica before beginning her work in advancement. In addition to higher education, Dr. Latta has worked in hospital philanthropy, marketing, and served as the founding president of the Bowling Green Community Foundation.

Dr. Latta is a former president of the Northwest Ohio chapter of Association of Fundraising Professionals, which named her it’s Outstanding Fundraising Executive. She holds a doctor of education degree in leadership and policy studies from BGSU and has completed Harvard University’s School of Education’s Management and Leadership in Education program. Through her experience and education, she provides a strong understanding and commitment to leadership, board governance, corporate management, and public policy. Dr. Latta chairs the Corporate Governance and Nominating Committee. She is active in many civic and professional organizations including the Toledo Zoo Board of Directors and the International Research & Exchange Board, among others. A former resident of Williams County, Ohio, she now resides in Wood County.

Steven J. Planson

•	Mr. Planson has successfully managed a large family farm corporation for 25 years with a primary focus on grain production and processing tomatoes. In addition, he is involved with a family trucking operation. Mr. Planson and his wife were previously named the Ohio Farm Bureau Federation’s Outstanding Young Couple in recognition of their farming operation accomplishments and leadership in the agricultural community. He is a past recipient of Red Gold Master Grower Awards for his tomato growing operation. His extensive farming background and practical experience provide significant insight regarding farm business management; agriculture finance; commodity sales and marketing; as well as the local farm economy and challenges to the farming industry. He also offers a valuable perspective on local and state government matters from his service as a Township Trustee. Mr. Planson is a member of the Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Planson served on the Bank’s Stryker Advisory Board. A life-time resident of Williams County, Ohio and graduate of Stryker High School, Stryker, Ohio, Mr. Planson has served as a Springfield Township Trustee in Williams County, Ohio for the past 20 years. As a Township Trustee, he also served on the Springfield Township Zoning Board. He was a member of the Stryker Farmers Exchange Board for 22 years, serving as president six of those years. A former board member of the Williams County Farm Bureau and former trustee of the Campbell Soup Tomato Growers Association, Mr. Planson is an active member of the Williams County Farm Bureau, Stryker Chamber of Commerce, Stryker Heritage Council, Stryker Rotary Club, and Friends of Stryker Library. In 2011, Mr. Planson was the recipient of the Paul Harris Award by the Rotary Foundation. The Paul Harris Award recognizes individuals who have made contributions in promoting human philanthropic projects throughout the local community and around the world.

Anthony J. Rupp

•	Mr. Rupp has served as President of a family-owned retail furniture business located in Archbold and Bryan, Ohio for the past 40 years. He is responsible for the management and day-to-day operations of the business. His background and experience encompasses the various aspects of running a small business including accounting and finance; purchasing; retail sales and marketing; and human resource management. He offers a valuable perspective regarding small retail business operations; business finance; retail marketing and sales of products and services to consumers; economic trends; and consumer buying habits. Mr. Rupp is a member of the Corporate Governance & Nominating Committee and the Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Rupp served on the Bank’s Archbold Advisory Board. He has Bachelor of Science degree in Business Administration. A long-term resident of Fulton County, Ohio, Mr. Rupp is a former elected member of the Archbold Village Council, a current member of the Archbold Area Chamber of Commerce, and a former board member and retail division vice president of the Archbold Area Chamber of Commerce. He is a member and past president of the Archbold Rotary Club.

James C. Saneholtz

•	Mr. Saneholtz has been a business entrepreneur for over 25 years owning and operating numerous convenience stores and gas stations located in the local market area, in addition to being a supplier of petroleum products throughout Northwest Ohio. Mr. Saneholtz also owns and manages commercial real estate. His small business ownership and management experience, as well as involvement in the petroleum industry assist him in providing insight on small business challenges; accounting; business finances; human resource management, and the burden of government oversight and regulatory reporting regarding environmental issues and clean air matters. With multiple locations of convenience stores and gas stations, Mr. Saneholtz has practical experience with establishing internal control processes. Mr. Saneholtz is Chairman of the Banking Building Committee and a member of the Audit Committee and Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Saneholtz served on the Bank’s Montpelier Advisory Board. A long-time resident of Williams County, Ohio, now residing in Steuben County, Indiana, Mr. Saneholtz is a past president of the Montpelier Rotary Club. He is a member of the Montpelier Chamber of Commerce, as well as the Chambers of Commerce in the various communities served by his convenience stores and gas stations. He is also a member of the Zenobia Shriners of Northwest Ohio. His company annually sponsors numerous youth leagues, including little league and softball, as well as bowling leagues in various communities.

Kevin J. Sauder

•	Mr. Sauder has served as President/Chief Executive Officer since 1999 of Sauder Woodworking Company, a large privately-held, family-run corporation. The corporation, which is North America’s largest manufacturer of ready-to-assemble furniture, employs over 2,300 employees. Through its subsidiaries, Sauder Woodworking Company imports ready-to-assemble furniture and traditional wood furniture from Asia and domestically manufactures contract seating for the worship, education, and health care markets. His extensive experience in executive management and corporate leadership enables him to provide knowledge and expertise to the board regarding corporate management; corporate finance; product sales and marketing; and human resource management. His knowledge and expertise further enable him to assist the board on matters involving business acquisition, financial turnarounds, strategic planning, executive officer compensation and incentives; and shareholder relations. Mr. Sauder is Chairman of the Compensation Committee and a member of the Director Loan Committee and Executive Committee.

Mr. Sauder has a Masters of Business Administration degree from Duke University. A long-term resident of Fulton County, Ohio, he is a member of the Archbold Rotary Club. Mr. Sauder is the Immediate Past President of the Archbold Area Chamber of Commerce, Vice Chairman of the American Home Furnishings Alliance industry association, and Chairman of the Toledo Regional Autism Network.

Paul S. Siebenmorgen

•	Mr. Siebenmorgen has 30 years of senior management experience in community banks based in Indiana and Ohio. He is a past recipient of the American Bankers Association Presidential Citation and has experience in managing bank mergers and acquisitions. With a Bachelor of Science and Master’s Degree from Indiana State University, he has graduated from numerous state and national banking schools. Mr. Siebenmorgen currently serves on the Ohio Bankers League Board of Directors as its Chairman and also on the American Bankers Association Community Bankers Council. He is member of the Risk Management Association, a professional association that helps members identify and manage the impacts of credit risk, operational risk, and market risk on their businesses and customers. His extensive knowledge and long-term experience in banking provide a deep understanding of finance and financial reporting; regulatory and risk management; consumer banking; commercial and small business banking; business development; and government relations. Having a strong lending background enables Mr. Siebenmorgen to provide extensive analytical expertise in evaluating loans and loan relationships. His numerous years in corporate leadership and management result in significant insight on matters involving corporate governance; strategic planning; mergers and acquisitions; executive officer compensation and incentives; human resource management; and shareholder relations. Mr. Siebenmorgen serves as the President and Chief Executive Officer of the Board of Directors as well as the Company’s subsidiary, The Farmers & Merchants State Bank. He is Chairman of the Director Loan Committee and a member of the Executive Committee and the Bank Building Committee.

A former elected City Council member and former County Agricultural Extension Agent in Indiana, Mr. Siebenmorgen also served on the Indiana Statewide Certified Development Corporation Loan Committee and was a Community Development Corporation and County Economic Development Commission member in Indiana. He is an active member of the Archbold Rotary Club and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio. In 2011, Mr. Siebenmorgen was appointed to the Northwest State Community College Board of Trustees by Ohio Governor John Kasich.

Steven J. Wyse

•

Mr. Wyse is a private investor with management experience and an extensive background in manufacturing. He has owned and managed numerous small manufacturing businesses in several industries in the bank’s current market area, as well as outside the immediate area. In addition, he also owns and manages commercial real estate and farm real estate. His small business ownership and management experience enable him to provide valuable insight and assistance in understanding and evaluating manufacturing operations and business relationships; business development; real estate development; finance; and employee relations. As a private investor, he provides additional perspective regarding shareholder relations. Mr. Wyse serves as the Vice Chairman of the Board of Directors and is a member of the Executive Committee, the Loan Review Committee, the Corporate Governance & Nominating Committee, the Compensation Committee, and the Bank Building Committee.

A life-time resident of Fulton County, Ohio, Mr. Wyse holds an undergraduate degree in business management. He is a former elected member of the Archbold Area Schools Board of Education and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio. Mr. Wyse also serves on the Executive Board of Bay Colony Community Association in Naples, Florida

The Corporate Governance and Nominating Committee also has been designated by the Company’s Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. Shareholders that want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Corporate Governance and Nominating Committee, Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

The Company’s Corporate Governance Guidelines also contain a provision stating that it is expected that all members of the Board of Directors will attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the 2013 Annual Meeting of Shareholders, with the exception of Darryl Faye and James Saneholtz who were unable to attend.

Risk Oversight

The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the types of risks inherent to the Company’s activities is an absolute necessity. The Board has appointed a Risk Committee comprised of the following ten members: the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Lending Officer, Sr. Commercial Loan Officer, Operations & Information Technology Officer, Office Administrator, Marketing Director, Deposit Administrator and the Risk Management Officer. The Risk Committee is responsible for loss control and day-to-day oversight of the risk management function.

The risk management program focuses risk assessment on ten risk categories. The Risk Committee meets monthly and reviews several risk categories each month ensuring all risk categories are reviewed quarterly. Each risk category is assigned a risk rating (High, Moderate, Low) based on the significance of the risk and a risk trend (Increasing, Decreasing, or Stable) is defined. Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category. Results of the monthly review of risk categories are reported to the Board of Directors each month. In addition, the Company’s risk position is reported to the Board of Directors quarterly. Risk management reports include the following:

•	Discussion of the bank’s current overall risk position;

•	Identification of each of the ten categories of risk and the current position of each of these risk categories;

•	Analysis of current position of each risk category;

•	Comparison of actual performance versus expected performance, where appropriate;

•	Identification of results outside of guidance targets and action plans established for issues to be resolved; and

•	Recommendations for changes to risk parameters or measurement tools.

The Board defines risk exposure limits for each risk category taking into consideration the bank’s strategic goals and objectives and current market conditions. The Board reviews and approves any necessary changes to risk exposure limits after careful consideration of any changes in market conditions or corporate strategy. The Board of Directors adopts guidelines, through the input of the Risk Committee’s analysis and discussion, regarding the maximum loss exposure the Bank is able and willing to assume. At least annually, the Board of Directors reviews and approves the risk management program and policies based on information presented throughout the year from the Risk Committee.

Credit Risk

Credit risk is addressed in formal loan proposals presented to the Officer Loan Committee, Directors Loan Committee, the Loan Review Committee, and the Board of Directors. Loans and potential loan relationships greater than $250,000 are analyzed by the Credit Analyst Department and require a formal loan proposal and approval by the appropriate loan committee. Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating based on credit factors, collateral adequacy, and financial strength of the loan relationship. Decisions are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned. In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure or to improve relationship profitability.

Interest Rate Risk

Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework. The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net interest income to potential changes in interest rates. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed. The Board of Directors seeks to address interest rate and non-interest income risk tolerances and, thereby, control risks. Goals are (1) to increase the dollar amount of net interest income at a growth rate consistent with the growth rate of total assets and, given fluctuations in the external interest-rate environment, (2) to minimize fluctuations in net interest margin as a percentage of earning assets.

This type of risk focuses on the economic scenarios relative to the value of the Bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered. Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); and from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk). Interest risk considerations typically include the effect of a change in interest rates on both the bank’s accrual earnings and the market value of portfolio equity.

Interest rate sensitivity refers to the Bank’s capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust. The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity. Analysis of interest rate sensitivity in the form of a net interest rate shock is employed. In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates. This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the twelve-month forecast horizon. The second step is for six alternative simulations to be prepared to test the forecast’s sensitivity to interest-rate shocks and changes in the shape of the treasury yield curve. The four alternative simulations are +/- 100, +/- 200 and +/- 300 basis point shift. After each alternative simulation, the forecast net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation. The percent changes in net interest income and present value of equity is then compared to management’s guideline targets. The Bank also looks at varying scenarios such as +/- 400 basis point and nonparallel shifts in the yield curve. The model used for the simulations continues to be analyzed for possible refinements to assumptions. However, neither of financial forecasting or simulation adequately forecasts the impact of potential changes in interest rates on net interest income. A yearly forecast of balance sheet volumes and net earnings is relied upon as a basis for asset liability decisions. Each forecast is subject to testing for alternative interest rate possibilities to evaluate the risk inherent in management’s plans. The alternative interest rate possibilities are (1) an immediate 200 basis point change in average interest rates, or (2) a more gradual change in average interest rates. Management believes the first method (instant change) would portray the worst case scenario as an impact on net interest earnings. Therefore, method 1 is used in the interest rate shock analysis.

Compliance Risk

Compliance risk is monitored within the structure of the compliance risk management program. Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Company. Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation. Defined risk factors within three risk categories (legal and regulatory, operational, and reputation risk) assist in determining the overall compliance risk rating assigned to each law, rule, or regulation. Various factors within each risk category can increase or decrease the risk of non-compliance. Each risk category is assigned a risk rating of High, Moderate, or Low. The overall compliance risk rating for each law or regulation is the average of the risk ratings for the three risk categories. The compliance risk assessment is conducted with the Compliance Committee and key business lines, departments, and functional areas. Compliance risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and the Audit Committee of the Board of Directors.

In addition to an overall compliance risk assessment, specific regulations require risk assessments based on defined risk factors. Identity Theft Red Flags regulations require an annual Identity Theft risk assessment. The purpose of this risk assessment is to periodically review and update the Identity Theft Red Flag Program based on methods used to open accounts, methods available to access accounts, ongoing account monitoring, and the Company’s experiences with identity theft. Regulators expect a risk assessment process for Fair Lending risk. A fair lending risk assessment serves to verify how lending activities are identified, monitored, measured, and controlled, to make sure discriminatory, unfair, deceptive, abusive, and predatory acts and practices do not take place. A fair lending risk assessment is conducted to evaluate the present risk management process and risk mitigation strategies. Risk indicators defined by interagency Fair Lending Examination Procedures were used to assess fair lending risk. In evaluating the risk in lending activities, the following factors are considered: changes in leadership and staffing, new products, product pricing, product and service offerings, policies and procedures, processes, and changes or updates to systems. Other factors considered included the present economy of the region, the market area served, and market area demographics. These risk assessments are conducted with key business lines, departments, and functional areas as applicable. Fair Lending Risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and Board Audit Committee.

An overall compliance risk assessment is conducted for the Bank Secrecy Act (BSA), however, more in depth risk assessments for BSA, Anti-Money Laundering (AML), Customer Identification Program (CIP), and Office of Foreign Asset Control (OFAC) are conducted on an as needed basis by a select group of BSA trained individuals with the results reported as necessary to the Audit Committee of the Board of Directors for approval. At least annually, the quantified results are reported to the Board of Directors. These Risk assessments focus on risk factors due to the Bank’s size, market presence, types of customers, types of products, geographic location, method of account opening, transaction type and are incorporated into Bank Secrecy/Anti-Money Laundering software to aid in the monitoring and reporting requirements.

Financial Reporting Internal Controls

The Sarbanes-Oxley Act of 2002 (SOX) introduced broad and challenging financial management and disclosure regulations. Non-compliance with SOX regulations has serious consequences. As an accelerated SEC filer, the requirements of section 404 of the Sarbanes-Oxley Act are applicable to the Company. Section 404 requires companies to maintain internal controls and procedures for financial reporting. Management conducts an on-going review of key financial controls over financial reporting that ensures the accuracy of financial statements and entity-level controls that ensure compliance with the Committee of Sponsoring Organizations (COSO) internal control framework requirements. The COSO framework consists of five components that actively impact one another: control environment; risk assessment; control activities; information and communication; and monitoring. These components often overlap and consistently evolve due to changes in the Company’s internal and external environment.

The review includes discussions with employees, process demonstrations, and detailed transaction testing to determine that controls are designed properly and operating effectively. The Company’s external auditor conducts its own SOX review independent of management’s review. Both management and the external auditor issue an opinion regarding both the design and operating effectiveness of the key controls over financial reporting. Results of both SOX reviews are reported to the Board of Directors.

Information Security

In conformance with Gramm-Leach-Bliley Act requirements regarding safeguarding and protecting customer information, an Information Security Risk Assessment is conducted at least annually by the Risk Committee. A risk analysis is performed to evaluate current processes, identify information assets, and determine the adequacy of the safeguarding and protection of confidential customer information collected and maintained. For each information asset identified, the criticality of the asset, the threats to the defined asset, the likelihood of compromise of the asset, the business impact if an asset is compromised, and an overall risk rating for each asset are defined. The results of this assessment are reviewed with the Information Systems (IS) Steering Committee and the Risk Committee and reported at least annually to the Board of Directors.

Information Technology Risk

Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls. Management has appointed the Operations and IT Officer the responsibility for overall management of Information Technology risk. IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Company’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.

The Information Systems (IS) Steering Committee serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and related policies and procedures. The IS Steering Committee is chaired by the Operations and IT Officer and meets on a monthly basis. Committee members are Executive Management representatives, the Operations and IT Officer, the Information Security Officer, the IT Director, the Compliance Manager, the Chief Lending Officer and the Risk Manager. Formal meeting minutes serve to document decisions and recommendations by the IS Steering Committee. Meeting minutes are reported to the Management Committee and the Board Audit Committee.

An annual Information Technology Audit, which is overseen by the Internal Audit Department, is conducted via a co-sourcing agreement with a third party external auditor. The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and ensure compliance with applicable laws, regulations, guidance, and industry best practices. The methodology for the audit process is Control Objectives for Information Technology version 5 (COBIT) which is published by the Information Systems Audit and Control Association. COBIT’s audit framework and maturity model are used to determine appropriate tests for evaluating the respective control areas and to comply with the Federal Financial Institutions Examination Council (FFIEC) IT Audit guidelines. The audit is control objective oriented and is based on a comprehensive risk analysis. The audit scope addresses IT Governance, IT Management, IT Operations, and IT Security. The following systems and applications were evaluated based on operational criticality and security risks: Network Resources, Core Data Processing, Internet Banking (Business and Retail), ATM and Debit Cards, Credit Cards, Wire Transfer, ACH Processing, Item Capture and Imaging, Report and Document Storage, Platform/New Accounts Processing, Teller Processing, Commercial and Consumer Lending, Mortgage Lending, Custom Report Writing, Accounting, Payroll, and Merchant Card Services.

Testing of the internal network environment and external network perimeter were included in the IT Audit Results of the IT Audit and are reviewed with the IS Steering Committee and Management. For any exceptions identified, a responsible party is assigned and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee. The status of unresolved audit issues along with their priority ratings is reported to both Management and the Board Audit Committee each month.

Vendor Management

The Board of Directors bears ultimate responsibility to ensure an effective vendor management program has been implemented for proper oversight of outsourced relationships. Management is charged with the responsibility to determine the necessary course of action to develop and maintain a comprehensive vendor management program. Management has appointed the Operations and Information Technology Officer/ISO to oversee management of the vendor management program. This individual reports directly to the Information Systems (IS) Steering Committee and management. The Senior Operations Officer is the focal point for vendor management standards established by the IS Steering Committee and is responsible for implementation of procedures relating to vendor management. A vendor relationship subcommittee has been established to provide assistance and promote appropriate oversight of third party vendors and service providers, especially technology service providers, who provide products, services, and support for other such activities. Current subcommittee members consist of the Risk Management Officer, the Operations and Information Technology Officer/ISO, the Senior Operations Officer, and the Assistant Compliance Manager.

The vendor management program is used to identify, measure, monitor, and control the risks associated with outsourcing arrangements. Outsourced relationships are addressed from an end to end perspective. The vendor management process reviews and evaluates the internal controls, maintenance and upkeep of an outsourced product or system, and the financial condition of third party vendors or service providers prior to selection for a new product or service, or as a condition for continued support of products and services. Third party vendors and service provider relationships are ranked by risk (High, Moderate, Low) annually as part of subcommittee’s ongoing efforts. Rankings are based on the residual risk of the relationship after analyzing the quantity of risk relative to the controls over those risks. Relationship with high risk ratings receive more frequent and stringent monitoring for due diligence, performance (financial and/or operational), and independent control validation reviews.

Management and the Board of Directors use oversight and monitoring documentation when renegotiating contracts, as well as in developing contingency planning requirements. Third party vendors and service providers may be required to sign a formal confidentiality and non-disclosure agreement. Such an agreement binds these parties to the same standards and level of data confidentiality and controls as those adhered to by the Company. High risk third party vendors and service providers may be required to provide proof of bonding or insurance. The Senior Operations Officer reports annually to the Board of Directors providing an update on the status of the vendor management program along with any significant changes or recommendations to the program.

Audit Committee Report

The Audit Committee of the Board of Directors submits the following report on the performance of its responsibilities for the year 2013. The purposes and responsibilities of the committee are elaborated in the committee charter. The Board of Directors has determined that Steven A. Everhart, Chairman of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under the Sarbanes-Oxley Act discussed above. Mr. Everhart and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.

Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB/United States). This audit serves as a basis for the auditors’ opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Company’s external auditors, the committee received from Plante & Moran, PLLC the written disclosures and a letter regarding relationships between Plante & Moran, PLLC and its related entities and the Company and its related entities and discussed with Plante & Moran, PLLC its independence from the Company as required by the applicable requirements of the PCAOB. As part of this review, the committee considered whether the non-audit services provided by Plante & Moran, PLLC to the company during 2013 were compatible with maintaining Plante & Moran, PLLC’s independence.

In fulfilling its responsibilities relating to the Company’s internal controls, accounting and financial reporting policies and auditing practices, the committee has reviewed and discussed with management and Plante & Moran, PLLC the Corporation’s audited financial statements for 2013. In this connection, the committee has discussed with Plante & Moran, PLLC its judgments about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in 3200T. Based on these reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Steven A. Everhart, Chairman

Dexter L. Benecke

Darryl L. Faye

James C. Saneholtz

Selection of Auditors/Principal Accounting Firm Fees

The firm of Plante & Moran, PLLC, (“Plante & Moran”) independent registered public accountants, was retained by the Audit Committee on behalf of the Company as auditors of the Company and its subsidiary for the 2013 fiscal year. Plante & Moran was engaged to provide independent audit services for the Company and its subsidiary and to provide certain non-audit services including advice on accounting, tax and reporting matters. The Board of Directors expects that a representative of Plante & Moran will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Company has been advised by Plante & Moran that no member of that firm has any financial interest, either direct or indirect, in the Company or its subsidiary, other than as a depositor, and it has no connections with the Company or its subsidiary in any capacity other than that of public accountants.

On February 21, 2014, the Board of Directors of Farmers & Merchants Bancorp, Inc. and the Board Audit Committee selected BKD, LLP to be appointed as the Company’s independent registered public accounting firm commencing with the quarter ended March 31, 2014. The decision to change auditors was the result of a request for proposal process in which the Company evaluated the credentials of several firms. The Audit Committee of the Company will pre-approve all services to be provided to the Company by BKD, LLP. The Board of Directors expects that a representative of BKD, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

In connection with the selection of BKD, LLP, on February 21, 2014, the Board of Directors and its Audit Committee also chose to no longer engage Plante & Moran, as the Company’s independent registered public accounting firm. The Company has given permission to Plante & Moran, to respond fully to the inquiries of the successor auditor. The audit reports of Plante & Moran on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and 2012 and from January 1, 2014 through February 21, 2014, there were no disagreements with Plante & Moran on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures.

Plante & Moran billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Company and its subsidiary for the years 2012 and 2013. Audit fees include fees billed in connection with the audit of the Company’s annual financial statements, fees billed for the review of the unaudited financial statements contained in the Company’s periodic reports on Form 10-Q, as filed with the Securities and Exchange Commission and assistance in compliance with the internal control requirements mandated by Section 404 of Sarbanes-Oxley. Audit related fees may include consulting on other accounting matters. Tax consulting services included assistance regarding franchise tax and federal and state income tax planning.

Plante & Moran and its affiliates billed the following amounts to the Company and its subsidiary during 2013 and 2012, respectively for audit, audit related fees, tax fees and all other fees:

	Plante & Moran - 2013	Plante & Moran - 2012
Audit fees	$159,000	$159,000
Audit Related fees	$0	$650
Tax fees	$22,875	$19,050
All other fees	$0	$0

TOTAL	$181,875	$178,700

The Audit Committee of the Company considered and concluded that the provision for non-audit services by Plante & Moran and its affiliates was compatible with maintaining the independent auditors’ independence. All the services noted above were approved by the Audit Committee.

PROPOSAL TWO: SAY-ON-PAY

Pursuant to Section 14A (a) (1) of the Securities Exchange Act of 1934, companies that are subject to the federal proxy rules, like the Company, are required to provide shareholders an advisory (non-binding) vote on the executive compensation programs of the company. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs. As discussed in “Compensation Discussion and Analysis” below, the Compensation Committee has determined that the structure for the Company’s executive officers is effective and appropriate and has determined that the Company’s executive compensation programs are reasonable and not excessive. Shareholders are encouraged to read the section of this Proxy Statement entitled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure. The following resolution is presented for consideration at the Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation programs of the Company as disclosed pursuant to Item 402 of Regulation S-K of the SEC in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure of the Proxy Statement for the 2014 Annual Meeting.

Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder. The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Two. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Two are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE COMPENSATION PROGRAMS EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

PROPOSAL THREE:

Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of BKD, LLP to serve as the Company’s independent registered public accounting firm for the 2014 fiscal year. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving BKD, LLP as the Corporation’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are properly executed and returned to the Corporation will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder. The affirmative vote of a majority of the votes cast by the holders of the Corporation’s common stock is required to approve Proposal Three. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Three are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ADOPTION OF THE NON-BINDING ADVISORY PROPOSAL

ON THE APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

Compensation Discussion and Analysis

Introduction. The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the long-term equity incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation, and for reviewing and making recommendations to the Board with respect to director compensation. The President and Chief Executive Officer participates with respect to making recommendations concerning annual salary adjustments and long term equity incentive compensation regarding executive officers (other than himself) of the Company.

The Compensation Committee operates under a charter adopted by the Board of Directors. Annually, the Compensation Committee reviews the adequacy of its charter and recommends changes to the Board for approval. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The Chair of the Compensation Committee reports on committee activities and makes committee recommendations at meetings of the Board of Directors.

Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Compensation Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Support a pay-for-performance policy that rewards executive officers for corporate performance.

•	Motivate executive officers to achieve strategic business goals.

•	Provide competitive compensation opportunities critical to the Company’s long-term success.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, recommends executive discretionary incentive/bonus plans, and administers the Company’s long term equity incentive compensation plan. Additionally, from time to time, the committee reviews other human resource issues, including benefits, management performance appraisals, and succession planning.

The committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Company and its subsidiary. In evaluating Peer Group Companies, the base salary and incentive compensation paid to the chief executive officer of each of the following eleven peer bank holding companies (symbol), as well as the respective ROA (Return on Assets) of each are taken into consideration. For 2013 compensation considerations, the Peer Group Companies consisted of the following eleven bank holding companies: Farmers National Banc Corp (FMNB), First Citizens Banc Corp (FCZA), First Defiance Financial Corp (FDEF), Horizon Bancorp (HBNC), LNB Bancorp (LNBB), MBT Financial (MBTF), Mutual First Financial, Inc.(MFSF), SB Financial Group (SBFG) formerly known as Rurban Financial Corp (RBNF), Tower Financial Corp (TOFC), United Bancorp (UBMI), and United Bancshares (UBOH).

The financial performance of the selected peer group bank holding companies is also evaluated relevant to the performance of peers located outside of the Midwest, which information is made available by the FDIC as part of its Uniform Bank Performance Report. The Company may periodically review and adjust the selected peer group companies in conjunction with a regular review of executive compensation pay and practices in connection with future compensation decisions.

In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The committee also administers the cash incentive program and the long term equity incentive compensation plan of the Company. Cash-based incentive bonuses and equity awards are at-risk compensation. Awards are recommended by the committee to the Board of Directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to the performance of the Company.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation. The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;

•	Awards under our cash-based incentive compensation program;

•	Awards under our long term equity incentive compensation plan;

•	Benefits under our Profit Sharing Plan; and

•	Benefits under our health and welfare benefits plans.

Base Salary. The base salaries of the Named Executive Officers are reviewed by the committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, in conjunction with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Office for calendar year 2013 is reported in the “Salary” column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

In making its decisions regarding annual salary adjustments for 2014, the Compensation Committee reviewed quantitative and qualitative performance factors as part of an annual performance appraisal. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited. Based on these factors, the committee increased Mr. Siebenmorgen’s annual base salary by 3% for 2014.

Incentive Cash Compensation. The Company has established a cash bonus plan. The cash incentive for executive officers under this plan is based on two criteria. The first is return on average assets (“ROA”) of the Bank.

If the ROA of the Bank equals the target ROA of 1.00% executive officers receive the full cash incentive established. The targeted goal of ROA is based on if the ROA of the Bank equals the target ROA of 1.00%, executive officers receive the full cash incentive established. The targeted goal of ROA is based on reviewing the projected budget, the five and ten year history and average of the Bank along with peer, industry, and other information requested by the Compensation Committee. The calculated ROA is inclusive of the cost of the incentive. The full cash incentive under this criterion is equivalent to 30% of base salary for the CEO and 20% of base salary for the remaining executive officers. If the ROA of the Bank is equal to .70%, fifty percent of the incentive is paid. If the ROA is between .70% and 1.00%, the incentive is paid on a prorated basis. Should the ROA exceed 1.00%, the incentive paid would be increased accordingly. At a ROA of .65%, a forty percent payout is made. Again, with ROA between .65% and .70%, the payout is prorated. Should the ROA be below .65%, no cash incentive is paid under the computation; incentive compensation would then be paid under the same terms to all employees of the Bank. The 2013 incentive was based on an ROA for the Bank of .94%. An ROA of .94%, which is prorated as it falls between .70% and 1.00%, is equivalent to a 90% payout of the incentive. Based on a 90% payout, 27.00% of base salary is to be paid to the CEO and 18.00% of base salary is to be paid to the remaining executive officers. The percentage of base salary for this 2013 incentive is to be paid in the first quarter 2014. The target percentage along with budget and base may be adjusted for 2014.

The second criterion used in determining the cash incentive to be paid to executive officers is earnings per share (“EPS”) of the Company. The target EPS goal is based on reviewing past performance and history and the projected EPS from the budget. The EPS targets for 2013 were increased by $ .10 over 2012’s target ranges. Three target ranges were set for EPS, a 5% incentive would be paid for an EPS of $1.35, a 10% incentive would be paid for an EPS of $1.60, and a 15% incentive would be paid for an EPS of $1.85. If the EPS is below $1.35, an incentive would not be paid for this criterion. An EPS in between the stated targets or over the $1.85 would be adjusted accordingly. Under this criterion, an EPS of $1.925 was used for the 2013 incentive. An EPS over $1.85 resulted in a prorated payout of 104% of total goal which is equivalent to 16.5% of base salary paid to all executive officers. The percentage of base salary for the 2013 incentive is to be paid in the first quarter 2014. The target EPS and corresponding percentages may be adjusted for 2014.

The budget or forecast ROA and EPS used for the 2013 incentives were set equivalent to the expected performance of normal operations.

In establishing dual incentives for the executive officers of the Bank, the objective of the Company is to limit the risk exposure to compensating for short term gains while still recognizing the importance of return to its shareholders each year. Thus more emphasis is placed on rewarding for stable, long term performance through the use of ROA criterion along with a higher percentage of pay at risk. The EPS criterion recognizes a yearly target and focuses on the importance of earning performance and its impact on maintaining a healthy profitable corporation from which to pay dividends to shareholders and to maintain and improve the value of their stock. Each year, the committee sets goals for each incentive which it believes are attainable, but still require executives’ performance at a consistently high level to achieve target award levels. As such, the Company believes it has established a good balance in the incentives for executive management. Given that the target ROA and EPS may be adjusted each year at the Board’s discretion, the Company feels it has established a plan that is beneficial to both its executives and shareholders by placing overall emphasis on corporate performance and return to shareholders.

Further discussion of the Bank’s overall incentive plan may be found in the 2013 financial report and 10-K.

Incentive Stock Compensation. The Bank uses the grant of stock awards under our long-term equity incentive compensation plan as the primary vehicle for providing long-term incentive compensation opportunities to its officers, including the Named Executive Officers. The Bank has not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the award granted to each Named Executive Officer in 2013 is set forth in the Grants of Plan Based Awards Table and the fair value dollar amount, determined on the grant date, for calendar year 2011, 2012, and 2013 with respect to each such award is set forth in the column titled Stock Awards of the Summary Compensation Table, each of which follows. Information concerning the number of stock awards held by each Named Executive Officer as of December 31, 2013 is set forth in the Outstanding Equity Awards at Fiscal Year-end Table, which also follows.

Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save at a minimum one percent of eligible compensation on a pre-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to four percent of total eligible compensation. In addition, the Bank may make a discretionary contribution from time to time as is deemed advisable. A participant is 100% vested in the participant’s deferral contributions. A six-year vesting schedule applies to employer discretionary contributions and employee matching contributions. In order to be eligible to participate, the employee must be 21 years of age, have completed six months of service, work 1,000 hours in the plan year and be employed on the last day of the year. Entry dates have been established at January 1 and July 1 of each year. The plan calls for only lump-sum distributions upon either termination of employment, retirement, death, or disability. The Company’s contribution to the plan made on behalf of the Named Executive Officers is included under the “All Other Compensation” column in the Summary Compensation Table.

Health and Welfare Benefits. The Company provides healthcare, life and disability insurance and other employee welfare benefits programs to its employees, including its executive officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for our Executive Survivor Income Agreement, our employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company has entered into Executive Survivor Income Agreements with some of the Named Executive Officers that provide certain death benefits to the executive’s beneficiaries upon his or her death. The agreements provide a pre- and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Company had originally purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries. As the employees age and their pay increased, the Company is made whole on its investment before beneficiaries receive any proceeds. Therefore, over time, the death benefit payable to the beneficiary may be smaller than the previously anticipated value. One former executive and one current Named Executive Officer have been impacted. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control.

Consideration of Advisory Vote on Executive Compensation. The Company conducted the last advisory vote on executive compensation at its 2011 Annual Meeting of Shareholders. Votes cast on that advisory proposal indicated a significant level of support in favor of the Company’s compensation policies and practices as disclosed in the proxy statement for the 2011 Annual Meeting. As a result of this strong shareholder support, the Board of Directors and the Committee did not believe that any significant changes to the Company’s compensation policies and practices are needed to address shareholder concerns.

Shareholders again have the opportunity to cast their advisory votes in consideration of the Company’s compensation policies and practices at this year’s Annual Meeting. The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes to such policies and practices may be necessary or appropriate to address shareholder concerns.

2013 Executive Officer Compensation Program. For 2013, the Named Executive Officers in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level, yet acknowledged the challenging market conditions in which the Bank’s business continues to be conducted.

To aid in determining chief executive officer compensation for 2013, the Company used compensation data from peer companies which are similar in size ($638 million to $2.047 billion in assets), and geographic locations (located in Ohio, Indiana, and Michigan), and which are also publicly held and performing similarly to the Company as one piece of information. Data is obtained from the proxy statement filed by those companies as of the previous year end. This provided a regional comparison in addition to compensation data obtained from other state or national peer comparisons.

For 2013 executive officer compensation, the President and CEO and the CFO, participated in the presentation portion of the meeting at which compensation information was presented and reviewed. The committee then met in executive session and made its own determinations regarding compensation for the President and CEO and all other executive officers. Adjustments in 2013 base salary were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of the Company. For 2013, a 3% increase in base salary was awarded to the President and CEO. The President and CEO was given discretion to award increases up to 3% of base salary to the other executive officers. These adjustments are consistent with the Company’s salary budget which is approved by the Compensation Committee and becomes part of the overall budget approved annually by the Board of Directors.

As part of its compensation program the Company has entered into agreements with some of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon Termination of “Change in Control” below for a more detailed description of these events. The Company believes that this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Summary Compensation Table

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)
Paul S. Siebenmorgen	2013	321,880	132,971	22,000	0	25,403	502,254
President and Chief Executive	2012	311,580	158,184	19,950	0	26,174	515,887
Officer (PEO)(3)	2011	297,365	119,708	18,370	0	24,374	459,817
Barbara J. Britenriker	2013	174,070	60,054	11,000	0	20,878	266,002
Executive Vice President (PFO)	2012	169,000	72,219	9,975	0	21,121	272,315
	2011	163,500	54,553	9,644	0	19,655	247,352
Todd A. Graham	2013	163,000	56,235	11,000	0	14,327	244,562
Executive Vice President	2012	157,500	67,305	9,975	0	14,023	248,803
	2011	152,000	50,716	7,532	0	12,810	223,058
Edward A. Leininger	2013	166,860	57,567	11,000	0	21,589	257,015
Executive Vice President	2012	162,000	69,228	9,975	0	21,776	262,979
	2011	157,000	52,385	9,644	0	20,364	239,393
Rex D. Rice	2013	154,340	53,247	11,000	0	19,028	237,615
Executive Vice President	2012	150,600	64,356	9,975	0	19,337	244,268
	2011	148,000	49,382	7,532	0	18,338	223,252

Summary Compensation Table Footnotes:

(1)	Reflects payments made pursuant to the Company’s Non-Equity Incentive Plan Compensation discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”.
(2)	Reflects the dollar amount at $22.00 per share, the market value on the grant date of each year in which restricted stock awards were given.
(3)	Includes contributions to the Company’s defined contribution profit sharing and 401K plan and certain life insurance premiums paid by the Company for the benefit of the Named Executive Officer as follows:

	Retirement	Life Insurance Premiums
Name	Contributions ($)	($)	Total ($)
Paul S. Siebenmorgen	24,501	902	25,403
Barbara J. Britenriker	20,355	523	20,878
Todd A. Graham	13,836	491	14,327
Edward A. Leininger	21,086	502	21,589
Rex D. Rice	18,562	466	19,028

(3)	Fees paid to Mr. Siebenmorgen as a Director of the Company and the Bank (which totaled $16,200 in 2013, $14,800 in 2012, and $12,000 in 2011) are included in the amounts listed above in the salary column.

Narrative Explanation to the Summary Compensation table

Named Executive Officers participate in an annual incentive plan that provides for awards tied to the profit performance of the Company during the fiscal year. The amounts set forth in the bonus column represent the awards made under the terms of the Plan for 2013 which will be paid to the respective Named Executive Officer during the first quarter of 2014. The awards under the plan in 2011 and 2012 were also paid out to officers in the first quarter of the following year. Refer to the compensation discussion and analysis for a complete explanation of the Plan.

The stock awards reported in the Summary Compensation Table represent the dollar amount valued as of the grant date of restricted stock awards to Named Executive Officers. The vesting of all of the awards of restricted stock made to date under the terms of the long term equity incentive plan occurs three years following the grant.

Outstanding Equity Awards at 2013 Fiscal Year-End Table

		Market Value of
	Number of Shares	Shares
	or Units	or Units
	of Stock that have	of Stock that have
	not Vested(1)	not Vested(2)
Name and Principal Position	(#)	($)
Paul S. Siebenmorgen, President and CEO (PEO)	3,000	66,180
Barbara J. Britenriker, Executive Vice President (PFO)	1,525	33,642
Todd A. Graham, Executive Vice President	1,410	31,105
Edward A. Leininger, Executive Vice President	1,525	33,642
Rex D. Rice, Executive Vice President	1,410	31,105

(1)	Vesting dates for reported stock awards are as follows:

	Number of	Number of	Number of
	Shares Vesting	Shares Vesting	Shares Vesting
Name	on 8/19/14	on 8/17/15	on 8/16/16
Paul S. Siebenmorgen	1,000	1,000	1,000
Barbara J. Britenriker	525	500	500
Edward A. Leininger	525	500	500
Todd A. Graham	410	500	500
Rex D. Rice	410	500	500

(2)	Market value based on market price on December 31, 2013 of $22.06.

2013 Grants of Plan-Based Awards

Name and Principal Position	Year	Grant Date	Awards: Number of Shares of Stock or Units (#)	Value of Stock and Option Awards ($)
Paul S. Siebenmorgen, President and CEO (PEO)	2013	8/16/2013	1,000	22,000
Barbara J. Britenriker, EVP (PFO)	2013	8/16/2013	500	11,000
Todd A. Graham, EVP	2013	8/16/2013	500	11,000
Edward A. Leininger, EVP	2013	8/16/2013	500	11,000
Rex D. Rice, EVP	2013	8/16/2013	500	11,000

Narrative Explanation to the Grants of Plan-Based Awards table

The above amounts represent information regarding restricted stock awards made to each of the respective Named Executive Officers during 2013 under the terms of the Company’s Long Term Incentive Compensation Plan. The awards vest in full after three years of service from the date of grant to the respective officer. The vesting of the awards is accelerated in the event of the death or disability of the officer or upon a change in control.

Post-Employment Compensation/Change of Control Agreements

The Company entered into Change in Control Severance Compensation Agreements with its executive officers, Mr. Siebenmorgen, Ms. Britenriker, Mr. Leininger, and Mr. Rice. These agreements provide for payment of an amount equal to one year’s compensation to the executives, or two years compensation for Mr. Siebenmorgen and Ms. Britenriker, in the event that the executive’s employment is terminated in connection with a “change in control” as defined in the Agreements. No payments will be made in such event if the executive is terminated “for cause”. In 2012, the Compensation Committee evaluated the Peer Group Companies, determined that ten of the eleven Peer Group Companies used for evaluation and comparison have Change in Control Severance Compensation Agreements with their executive officers, with the average terms of their Change in Control Severance Compensation Agreements over two years. A change was approved to provide two year’s compensation to Mr. Siebenmorgen and Ms. Britenriker in the event that their employment is terminated in connection with a “change in control” as defined in their Agreements.

If a change in control had occurred as of December 31, 2013, this would have resulted in payments to the executives as shown on the following table. In addition to the payment equal to two times their annual salary for Mr. Siebenmorgen and Ms. Britenriker and one times their annual salary for Mr. Leininger and Mr. Rice, the Agreements provide for the continuation of health insurance and other benefits, which amounts are also included in the table. Under the terms of the restricted stock awards, all granted shares would be accelerated to 100% vested and given to the officers. The values of these shares are shown using the market value as of December 31, 2013 at $22.06. Finally, included in the table are amounts that would be payable to the executive or their estate pursuant to individual executive survivor income agreements (“ESIA”). See the section of the Compensation Discussion and Analysis captioned “Components of Compensation—Health and Welfare Benefits” for additional information regarding the ESIA.

Potential Payments upon Termination of Employment or Change in Control

Name of	(2x Salary and	Continuation	Acceleration		Payment on Death or
Executive	Bonus)	of Perquisites	of Stock Awards	Total	Disability Under ESIAs
Paul S. Siebenmorgen	$917,668	$32,635	$66,180	$1,016,483	$285,272
Barbara J. Britenriker	$472,691	$20,180	$33,642	$526,513	$250,000

	(1x Salary and Bonus)
Edward A. Leininger	$226,586	$11,281	$33,642	$271,509	$200,000
Rex D. Rice	$210,002	$13,268	$31,105	$254,374	$200,000

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the President and Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2013 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2013 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Kevin J. Sauder, Chairman

Dexter L. Benecke

Steven A. Everhart

Jack C. Johnson

Steven J. Wyse

2013 Director Compensation

Name	Fees Earned or Paid in Cash
Dexter L. Benecke	$24,600
Eugene N. Burkholder	$20,050
Steven A. Everhart	$25,800
Darryl L. Faye	$19,350
Jo Ellen Hornish*	$7,500
Jack C. Johnson	$23,300
Marcia S. Latta	$17,550
Steven J. Planson	$24,150
Anthony J. Rupp	$23,550
James C. Saneholtz	$24,625
Kevin J. Sauder	$21,925
Steven J. Wyse	$19,525

*	Jo Ellen Hornish joined the Board in July 2013.

Director Compensation Discussion

The Compensation Committee reviews the level of compensation of our directors on an annual basis. To determine the appropriateness of the current level of compensation for directors, the committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies and survey data collected by a member of the Compensation Committee.

At the committee’s request, the President and Chief Executive Officer compiled an analysis of director fees from the eleven peer bank holding companies also used for comparison of executive officer compensation.

Cash compensation is paid to directors in the form of retainers and meeting fees. The committee reviewed the director fee structure in May 2013. The committee deemed the current director fee structure appropriate and acceptable with no changes recommended. The following director fee structure was maintained: Director Retainer Fee of $9,000 per year; Chairman of the Board Retainer Fee of $12,000 per year; Directors Fees of $600 for each board meeting attended; Audit Committee paid $450 per meeting attended; Audit Committee Chairman paid $600 per meeting attended; and Other Committees paid $350 per meeting attended. In addition, directors participating in a meeting by telephone/video conference call are compensated one-half the meeting fee for that particular meeting. Employee directors are not paid for committee meetings attended.

Director compensation must retain and help attract appropriate individuals to serve. The committee feels director compensation should be fair and equitable in comparison to peers. In light of the current regulatory focus on the banking industry, increased shareholder and public scrutiny, and the difficult economic times, performance expectations such as wise counsel, strong leadership, and board member involvement through regular board meeting and committee meeting attendance are extremely important and should be appropriately compensated.

Director Independence and Related Party Transactions

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors have met the independence standards of the NASDAQ Marketplace Rules, with the exception of Mr. Siebenmorgen, the current President and Chief Executive Officer. In determining the independence of the members of the Board of Directors, the Corporate Governance and Nominating Committee and the Board considered the following relationships.

Steven A. Everhart, who currently serves as the Chairman of the Audit Committee, is related by marriage to Marilyn Johnson, Vice President and Compliance Manager of the Bank.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Company or its subsidiary during 2013. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. No director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than loan transaction as described) with the Company during 2013, or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Code of Ethics and Business Conduct requires that all related party transactions be pre-approved by the Company’s Audit Committee. Excepted from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable to the Company than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Compensation Committee Interlocks and Insider Participation

In 2013 the Compensation Committee members were Kevin J. Sauder, Chairman, Dexter L. Benecke, Steven A. Everhart, and Steven J. Wyse. None of the members of the Board’s Compensation Committee has had any relationship with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934. In addition, no executive officer of the Company or the Bank serves or has served as a member of the Compensation Committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company’s Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 2013 all Section 16(a) filing requirements applicable to its officers and directors were met.

Proposals of Shareholders for Next Annual Meeting

Proposals of shareholders intended to be presented at the 2015 Annual Shareholders’ Meeting must be received at the Company’s offices at 307 North Defiance Street, Archbold, Ohio 43502, prior to November 18, 2014 for inclusion in the proxy statement and form of proxy. Proposals from shareholders for next year’s Annual Meeting received by the Company after February 1, 2015 will be considered untimely. With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 18, 2014 but prior to February 1, 2015, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Other Matters

The Board of Directors does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2013 is enclosed. A copy of the Company’s Annual Report on Form 10-K for 2013, with exhibits, as filed with the Securities and Exchange Commission (“2013 10-K”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2013 10-K should address written requests to Ms. Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark “2013 10-K Request” on the outside of the envelope containing the request.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio
March 18, 2014

REVOCABLE PROXY FARMERS & MERCHANTS BANCORP, INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail.

To Vote by Telephone:

Call 1-855-847-1313 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 17, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/fmao prior to 3 a.m., April 17, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

As of July 1, 2007, SEC rules permit us to send you a notice that proxy materials are available on a publicly accessible website instead of mailing you a complete set of materials. These rules enable us to make the proxy materials available to you on a more timely basis, as well as save us the cost of printing and mailing the complete set of documents to your home or business. Please check the box to the right if you would be willing to access future proxy materials via the Internet in this fashion.

☐

Annual Meeting Materials are available at: http://www.fmbank.com/proxy(5755)fm2013/fm_info.cfm

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. Election of Directors - To elect the following thirteen (13) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2015:	☐	☐	☐

Nominees:
(01) Dexter L. Benecke	(06) Jack C. Johnson	(11) Kevin J. Sauder
(02) Eugene N. Burkholder	(07) Marcia S. Latta	(12) Paul S. Siebenmorgen
(03) Steven A. Everhart	(08) Steven J. Planson	(13) Steven J. Wyse
(04) Darryl L. Faye	(09) Anthony J. Rupp
(05) Jo Ellen Hornish	(10) James C. Saneholtz

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

	For	Against	Abstain
2. An advisory vote to approve the executive compensation programs of the Company.	☐	☐	☐

3. An advisory vote to approve the appointment of the independent registered public accounting firm, BKD, LLP.	☐	☐	☐

Proposals 1,2, and 3 have been proposed by Management of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, AND 3.

4.	Other Business - To transact any other business which may properly come before the meeting or any adjournment of it.

This proxy is solicited by management and, unless a choice is specified, confers authority to vote: “FOR” all nominees identified under Proposal 1; and “FOR” Proposal 2 and Proposal 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, Sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof.)

FARMERS & MERCHANTS BANCORP, INC. – ANNUAL MEETING, APRIL 17, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.fm-bank.com/proxy(5755)fm2013/fm_info.cfm

You can vote in one of three ways:

1.	Call toll free 1-855-847-1313 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/fmao and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS

April 17, 2014

7:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack C. Johnson, and, Steven J. Wyse, or either of them, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned as of March 4, 2014, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Village, State Route 2, Archbold, Ohio, on Thursday, April 17, 2014, at 7:00 P.M., (local time), and at any adjournments thereof, and to vote as noted below. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees noted below in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

Telephone and Internet Voting Instructions. You can vote by telephone OR Internet 24 Hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined above to vote your proxy. Your vote is valid when made by phone or through the internet under the Ohio General Corporation Law applicable to the Corporation.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

5755

REVOCABLE PROXY FARMERS & MERCHANTS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS April 18, 2013, 7:00 p.m. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Jack C. Johnson, and, Steven J. Wyse, or either of them, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned as of March 4, 2014, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Village, State Route 2, Archbold, Ohio, on Thursday, April 17, 2014, at 7:00 P.M., (local time), and at any adjournments thereof, and to vote as noted below. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees noted below in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

As of July 1, 2007, SEC rules permit us to send you a notice that proxy materials are available on a publicly accessible website instead of mailing you a complete set of materials. These rules enable us to make the proxy materials available to you on a more timely basis, as well as save us the cost of printing and mailing the complete set of documents to your home or business. Please check the box to the right if you would be willing to access future proxy materials via the Internet in this fashion.

☐

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. Election of Directors - To elect the following thirteen (13) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2015:	☐	☐	☐

Nominees:
(01) Dexter L. Benecke	(06) Jack C. Johnson	(11) Kevin J. Sauder
(02) Eugene N. Burkholder	(07) Marcia S. Latta	(12) Paul S. Siebenmorgen
(03) Steven A. Everhart	(08) Steven J. Planson	(13) Steven J. Wyse
(04) Darryl L. Faye	(09) Anthony J. Rupp
(05) Jo Ellen Hornish	(10) James C. Saneholtz

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

	For	Against	Abstain
2. An advisory vote to approve the executive compensation programs of the Company.	☐	☐	☐

3. An advisory vote to approve the appointment of the independent registered public accounting firm, BDK, LLP.	☐	☐	☐

Proposals 1,2, and 3 have been proposed by Management of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, AND 3.

4.	Other Business - To transact any other business which may properly come before the meeting or any adjournment of it.

This proxy is solicited by management and, unless a choice is specified, confers authority to vote: “FOR” all nominees identified under Proposal 1; and “FOR” Proposal 2 and Proposal 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, Sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof.)

5755